EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
JUNE 2, 2006		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES JUNE DISTRIBUTION
ON TRUST PREFERRED SECURITIES

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI) a community bank holding company with five bank subsidiaries today announced that it will pay the regularly scheduled June 30 distribution on its 9.75% Trust Preferred Securities issued by PFBI Capital Trust (NASDAQ/NMS-PFBIP). Shareholders of record on June 15, 2006 will receive $0.609375 per share for the regularly scheduled quarterly distribution due June 30, 2006.

Since the April 18, 2006 termination of a Written Agreement with the Federal Reserve Bank of Cleveland (FRB), Premier is no longer required to request FRB approval for the payment of quarterly distributions on the Trust Preferred Securities.

Certain Statements contained in this news release, including without limitation statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.